EXECUTED VERSION

                             INTERCREDITOR AGREEMENT
                             -----------------------

      THIS INTERCREDITOR AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced in writing from time to time, the "Agreement") is made as of November 14, 2005, by and among Quest Resource Corporation, a Nevada corporation and Quest Cherokee, LLC, a Delaware limited liability company (the "Borrowers"), STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated, J-W Gas Gathering, LLC, Bluestem Pipeline, LLC and Quest Cherokee Oilfield Service, LLC, (the "Guarantors"), Guggenheim Corporate Funding, LLC, a Delaware limited liability company, in its capacity as administrative agent, (in such capacity, the "Senior Administrative Agent") for itself and for each of the lenders (the "Senior Secured Term Lenders") with respect to senior secured term loans (the "Senior Secured Term Loans") and each of the lenders (the "Senior Secured Revolving Lenders" and, with the Senior Secured Term Lenders, the "Senior Secured Lenders") with respect to the senior secured revolving loans (the "Senior Secured Revolving Loans") under the Senior Secured Credit Agreement, as defined below (collectively, the "Senior Secured Creditor"), Guggenheim Corporate Funding LLC, a Delaware limited liability company as administrative agent (in such capacity, the "Second Lien Administrative Agent"), for itself and for each of the lenders (the "Second Lien Lenders") that is or becomes a party to the Second Lien Credit Agreement, as defined below (collectively, the "Second Lien Creditor") and Guggenheim Corporate Funding, LLC, a Delaware limited liability company, as collateral agent (in such capacity, the "Collateral Agent" and collectively with the Senior Administrative Agent and the Second Lien Administrative Agent, the "Agents") for the Senior Secured Creditor, the Second Lien Creditor and the counterparties with respect to Swap Agreements entered into by either Borrower or any of their Subsidiaries ("Swap Counterparties"). The Senior Secured Revolving Lenders, the Senior Secured Term Lenders and the Second Lien Lenders are hereafter referred to as the "Lenders." BP Corporation North America Inc. is also a party to this Agreement, solely for purposes of Section 3 hereof. Capitalized terms not defined in this Agreement have the meanings given them in the Senior Secured Credit Agreement.

                                    RECITALS
                                    --------

      WHEREAS, Senior Secured Creditor is making credit accommodations available to Borrowers pursuant to the terms and provisions of a credit agreement, dated as of the date hereof, by and between Senior Secured Creditor and Borrowers (such agreement, as the same may be amended, supplemented, modified, extended, renewed, restated and/or replaced as permitted hereunder, the "Senior Secured Credit Agreement");

      WHEREAS, Second Lien Creditor is making credit accommodations available to Borrower pursuant to the terms and provisions of a Second Lien Term Loan Agreement dated as of the date hereof (such agreement, as the same now exists and may hereafter be amended, supplemented, modified, extended, renewed, restated, and/or replaced as permitted hereunder, the "Second Lien Credit Agreement") by and among the Second Lien Creditor and the Borrowers;

      WHEREAS, as a condition for executing and entering into the Senior Secured Credit Agreement, the Senior Secured Creditor has required that the Second Lien Creditor's liens


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against the Borrowers and the Guarantors be subordinated in favor of Senior
Secured Creditor's liens under the Senior Secured Credit Agreement and that the Second Lien Creditor makes the arrangements set forth herein with respect to right to payment and claims against the Borrowers and the Guarantors;

      WHEREAS, the Senior Secured Revolving Lenders, the Senior Secured Term Lenders, the Swap Counterparties and the Second Lien Lenders desire to set forth certain provisions regarding their respective rights and the rights of the Swap Counterparties in the Collateral and the application of proceeds thereof;

      WHEREAS, the parties hereto are entering into this Agreement in order to accommodate the Senior Secured Creditor's conditions and obtain the direct and indirect benefits to the Borrowers and the Second Lien Creditor resulting from the Borrowers' and Senior Secured Creditor's execution of the Senior Secured Credit Agreement and other Senior Secured Loan Documents; and

      WHEREAS, in order to facilitate and administer the respective rights of the Lenders with respect to the Collateral, Senior Administrative Agent, on behalf of the Senior Lenders, and Second Lien Administrative Agent on behalf of the Second Lien Lenders, enter into this Agreement to appoint Guggenheim Corporate Funding, LLC, as Collateral Agent under the Security Documents to hold the Liens in trust for the benefit of the Senior Secured Creditor, the Second Lien Creditor and the Swap Counterparties, subject to the terms and conditions hereof.

                                    AGREEMENT
                                    ---------

      NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Definitions. For purposes of this Agreement, (a) terms defined in the introductory paragraphs and recitals to this Agreement have the meanings set forth therein, (b) the following terms used herein shall have the following meanings, (c) terms defined both in the introductory paragraphs and recitals and in this Section 1 shall have the meanings set forth in this Section 1:

           "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period.

           "Collateral" shall mean any and all property which now constitutes or hereafter will constitute collateral or other security for payment of the Senior Secured Indebtedness pursuant to the Senior Secured Loan Documents, all amounts payable under the Swap Agreements and Second Lien Indebtedness pursuant to the Second Lien Loan Documents.

           "Collateral Agent - Related Persons" means Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

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           "Enforcement Action" means, with respect to any Subordinated
      Obligations: any enforcement of any right or remedy including any enforcement or foreclosure of Liens granted by the Borrowers or any of their Subsidiaries to secure any or all of such Subordinated Obligations, any enforcement or foreclosure of Liens on any capital stock or other equity interests in either of the Borrowers or any of their Subsidiaries which may be granted by either of the Borrowers or its Subsidiaries or any holder of equity in either of the Borrowers to secure any or all of such Subordinated Obligations, or any other efforts to collect proceeds from either of the Borrowers' or any of their Subsidiaries' assets or properties (including proceeds of production) to satisfy the Subordinated Obligations, including, without limitation, the commencement, or the joining with any other creditor of either of the Borrowers or any Subsidiary in the commencement of any Insolvency Proceeding against either of the Borrowers or any of their Subsidiaries; provided, that none of the following shall constitute an Enforcement Action: (a) acceleration of any of the Subordinated Obligations following acceleration of any of the Senior Indebtedness (provided that such acceleration of Senior Indebtedness has not previously been rescinded), (b) acceleration of any of the Senior Indebtedness following acceleration of any of the Subordinated Obligations (provided that such acceleration of the Subordinated Obligations has not previously been rescinded), (c) actions by the Second Lien Creditor to obtain possession of or receive Reorganization Securities, or (d) taking any action described above in this proviso during the existence of any Insolvency Proceeding subject to the jurisdiction of a court of competent authority.

           "Enforcement Notice" means a written notice which states that a default or an event of default under any provision of the Second Lien Indebtedness has occurred and that Second Lien Creditor desires to take enforcement action as a consequence thereof.

           "Guarantors" shall mean each of the current subsidiaries and any future Subsidiary of the Borrowers and any other Person which at any time guarantees the Senior Secured Indebtedness and the Second Lien Indebtedness whether now or in the future.

           "Indemnified Liabilities" means any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorney's costs and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Collateral Agent-Related Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of this Agreement or the Security Documents, (b) the use or proposed use of the proceeds of any Collateral, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding).

           "Insolvency Proceeding" shall mean (a) any voluntary or involuntary case, action, or proceeding before any Governmental Authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment

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

     for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal, state, or foreign law.

           "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

           "Lien Enforcement Action" shall mean any action, whether legal, equitable, judicial, non-judicial, or otherwise, to enforce any assignment, lien, security interest, or other encumbrance now or in the future securing all or any indebtedness or other obligations, including, without limitation, exercise of any assignments of production or the right to receive proceeds thereof, division orders or letters in lieu of division orders, any offset, repossession, foreclosure, public sale, private sale, or retention of all or any part of an asset for any indebtedness or other obligations.

           "Loan Parties" shall mean, individually and collectively, Borrowers, Guarantors and any other Person (other than the Senior Secured Creditor, Swap Counterparties and the Second Lien Creditor) which is at any time a party to any Senior Secured Loan Documents or Second Lien Loan Documents or individually, a "Loan Party".

           "Non-Payment Blockage Period" means, with respect to any Non-Payment Default, the period from and including the date of receipt by the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to Section 16 hereof of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Secured Indebtedness has been paid in full in cash, all commitments of any holder of Senior Secured Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by Senior Secured Creditor or any Affiliate thereof have expired, terminated or been fully collateralized in cash, (b) the 180th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Secured Indebtedness or an agent or representative on their behalf, cured, or ceased to exist, or (d) the date upon which the Person(s) giving such Non-Payment Default Notice notify the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to Section 16 hereof in writing of the termination of such Non-Payment Blockage Period.

           "Non-Payment Default" means the occurrence of any event under any Senior Secured Loan Document, not constituting a Payment Default, which gives the holder(s) of such Senior Secured Indebtedness, or an agent or representative acting on behalf of such holder(s), the right to cause the maturity of such Senior Secured Indebtedness to be accelerated immediately without any further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

           "Non-Payment Default Notice" means a written notice from or on behalf of the Senior Secured Indebtedness Representative that a Non-Payment Default has occurred and is continuing which identifies such Non-Payment Default and specifically designates such notice as a "Non-Payment Default Notice."

           "Payment Blockage Period" means, with respect to any Payment Default or Senior Secured Indebtedness Acceleration, the period from and including the date of receipt by the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to
      Section 16 hereof of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Secured Indebtedness has been paid in full in cash, all commitments of any holder of Senior Secured Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Secured Indebtedness have expired, terminated or been fully collateralized in cash, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Secured Indebtedness or an agent or representative on their behalf, cured or ceased to exist, or if such Payment Default Notice relates to a Senior Secured Indebtedness Acceleration, the date on which such acceleration is rescinded, annulled or ceases to exist, or (c) the day upon which the Person(s) giving such Payment Default Notice notify the Second Lien Lenders or the Administrative Agent or other representative in writing of the termination of such Payment Blockage Period.

           "Payment Default" means a default by the Borrowers or any Guarantor in the payment of any amount owing with respect to the Senior Secured Indebtedness, whether with respect to principal, interest, premium, letter of credit reimbursement obligations, commitment fees or letter of credit fees or otherwise when the same becomes due and payable, whether at maturity or at a date fixed for payment of an installment or prepayment or by declaration or acceleration or otherwise.

           "Payment Default Notice" means a written notice from or on behalf of the Senior Secured Indebtedness Representative that either (i) a Payment Default with respect to Senior Secured Indebtedness has occurred and is continuing, or (ii) a Senior Secured Indebtedness Acceleration with respect to such Senior Secured Indebtedness has occurred and is continuing and specifically designates such notice as a "Payment Default Notice".

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

           "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other entity.

           "Proportionate Share" means at any time with respect to any Lender, the amount equal to (a) the amount of the following owed to such Lender and/or such Lender's Affiliates, divided by (b) without duplication the sum of: (i) the principal amount of Senior Secured Indebtedness then outstanding, including the L/C Exposure, plus (ii) the unused portion of the Commitments of the Senior Secured Lenders, plus (iii) the principal amount of the Second Lien Indebtedness then outstanding.

           "Proceeds" shall have the meaning assigned to it under the UCC, and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, letter of credit or guaranty or collateral security payable to any grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the owner of the Collateral from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any Person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

           "Required Lenders" means (i) Lenders holding, in the aggregate, Proportionate Shares exceeding 66?% and (ii) the Senior Administrative Agent.

           "Required Second Lien Lenders" means (i) Lenders holding, in the aggregate, outstanding Second Lien Indebtedness representing more than 66?% of all outstanding Second Lien Indebtedness and (ii) the Second Lien Administrative Agent.

           "Required Senior Secured Revolving Lenders" means (i) Lenders holding outstanding Senior Secured Revolving Loans plus unused Commitments to make Senior Secured Revolving Loans that, in the aggregate, exceed 66?% of the sum of all Commitments to make Senior Secured Revolving Loans and (ii) the Senior Administrative Agent.

           "Required Senior Secured Term Loan Lenders" means Lenders holding outstanding Senior Secured Term Loans plus unused Commitments to make Senior Secured Term Loans that, in the aggregate, exceed 66?% of the sum of all Commitments to make Senior Secured Term Loans and (ii) the Senior Administrative Agent.

           "Reorganization Securities" means (a) debt securities that are issued pursuant to an Insolvency Proceeding the payment of which is subordinate and junior at least to the extent provided in this Agreement to the payment of the Senior Secured Indebtedness outstanding at the time of the issuance thereof (including any refinancing of Senior Secured Indebtedness pursuant to an Insolvency Proceeding) and to the payment of all debt securities issued in exchange for such Senior Secured Indebtedness in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the

      Second Lien Lenders or otherwise), or (b) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding.

           "Second Lien Credit Agreement" means that certain Second Lien Term Loan Agreement dated as of November 14, 2005 among the Borrowers, Guggenheim Corporate Funding, LLC, as administrative agent and the financial institutions listed therein from time to time as Second Lien Lenders, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the loans made or incurred under such Second Lien Credit Agreement.

           "Second Lien Creditor" means, individually and collectively, Second Lien Creditor and all other present or future holders of all or part of the Second Lien Indebtedness, and their respective successors and assigns.

           "Second Lien Indebtedness" shall mean and include all indebtedness, obligations and liabilities of any Loan Party under the Second Lien Loan Documents, including, without limitation, all principal and interest (including post-petition interest accrued subsequent to, and interest that would have accrued but for, the filing of any petition under any bankruptcy, insolvency or similar law), and other amounts payable under the Second Lien Loan Documents.

           "Second Lien Lenders" means all Persons which now or hereafter constitute a "Lender" under the Second Lien Credit Agreement and their respective successors and assigns, and all Person refinancing any Senior Indebtedness and their respective successors and assigns.

           "Second Lien Loan Documents" means, collectively, (a) the Second Lien Credit Agreement, (b) the Second Lien Notes, if requested, and any other note, bond or other instrument evidencing Second Lien Indebtedness, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Second Lien Credit Agreement and the Second Lien Notes, if requested, in any way, (d) all guarantees thereof, (d) all other documents, instruments or agreements relating to the Second Lien Credit Agreement or the Second Lien Note, if requested, now or hereafter executed or delivered by and among the Borrowers, any of their Subsidiaries, the Administrative Agent or any Second Lien Lender, including without limitation each of the other the "Second Lien Loan Documents", and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing.

           "Second Lien Notes" means each promissory note requested by a Second Lien Lender and issued under the Second Lien Credit Agreement evidencing the term loans made pursuant to the term thereof, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part thereof.

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

           "Secured Parties" means the Senior Administrative Agent, the Second Lien Administrative Agent, each Swap Counterparty, each of the Senior Secured Lenders and each of the Second Lien Lenders.

           "Security Documents" means all security agreements, pledge agreements, deeds of trust, mortgages, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Loan Party, Senior Administrative Agent or the Second Lien Administrative Agent to secure the Senior Secured Indebtedness, amounts payable under the Swap Agreements and the Second Lien Indebtedness.

           "Senior Secured Credit Agreement" means that certain Senior Credit Agreement dated as of November 14, 2005 among the Borrowers, Guggenheim Corporate Funding, LLC, as administrative agent and the financial institutions listed therein from time to time as Senior Secured Lenders, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the loans and letter of credit liabilities made or incurred under such Senior Secured Credit Agreement.

           "Senior Secured Creditor" means, individually and collectively, Senior Secured Creditor and all other present or future holders of all or part of the Senior Secured Indebtedness, and their respective successors and assigns.

           "Senior Secured Indebtedness" means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, the undrawn portion of all Commitments (as defined in the Senior Secured Credit Agreement) and all letter of credit reimbursement obligations now existing or hereafter arising, under the Senior Secured Credit Agreement, provided that the aggregate outstanding principal amount of Senior Secured Indebtedness under this clause (a) shall not exceed $100,000,000 at any time, and provided further, that if the aggregate principal amount of Senior Secured Indebtedness (constituting principal and letter of credit reimbursement obligations) shall exceed $100,000,000, then the subordination of the Second Lien Notes, if any, as contemplated by this Agreement to the Senior Secured Indebtedness of $100,000,000 or less shall not be impaired, (b) all amounts now or hereafter owing to any Swap Counterparty, (c) all interest accruing on the Senior Secured Indebtedness described in the preceding clauses (a) and (b), and (d) all other monetary obligations (whether now outstanding or hereafter incurred) for which either of the Borrowers or any of their Subsidiaries is responsible or liable as obligor, guarantor or otherwise under or pursuant to any of the Senior Secured Loan Documents including, without limitation, all fees, penalties, yield protections, breakage costs, damages, indemnification obligations, reimbursement obligations, and expenses (including, without limitation, fees and expenses of counsel to the Senior Indebtedness Representative and the Senior Secured Lenders) together with interest on the foregoing to the extent provided for in the Senior Secured Loan Documents. The interest described in the preceding clause (c) and the premiums and penalties described in the preceding clause (d) include, without limitation, all interest accruing after the commencement of any Insolvency Proceeding under the

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      terms of the Senior Secured Loan Documents whether or not such interest constitutes an allowed claim in any such Insolvency Proceeding.

           "Senior Secured Indebtedness Acceleration" means with respect to the Senior Secured Indebtedness that the holder or holders of such Senior Secured Indebtedness, or an agent or representative on behalf of such holder or holders, have caused the maturity of such Senior Secured Indebtedness to be accelerated.

           "Senior Secured Indebtedness Default" means a Payment Default or a Non-Payment Default.
           "Senior Secured Indebtedness Representative" means (a) initially, the Senior Administrative Agent or (b) such other Person selected by the Majority Lenders (as such term is defined in the Senior Secured Credit Agreement) to replace the Senior Administrative Agent or the then Senior Indebtedness Representative.

           "Senior Secured Lenders" means all Persons which now or hereafter constitute "Lenders" under the Senior Secured Credit Agreement and their respective successors and assigns, and all Persons refinancing any Senior Secured Indebtedness and their respective successors and assigns.

           "Senior Secured Loan Documents" means, collectively, (a) the Senior Secured Credit Agreement and the Swap Agreements, (b) any note, bond or other instrument evidencing Senior Secured Indebtedness, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Senior Secured Indebtedness in any way, (d) all guarantees of the Senior Secured Indebtedness, (d) all other documents, instruments or agreements relating to the Senior Secured Indebtedness now or hereafter executed or delivered by and among the Borrowers, any Subsidiary, the Senior Indebtedness Representative or any Senior Secured Lender, including without limitation each of the other the "Loan Documents" as such term is defined in the Senior Secured Credit Agreement, and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing.

           "Standstill Period" means the period beginning with the commencement of a Blockage Period and ending on the earliest of (a) the date when the Senior Secured Indebtedness Default giving rise to such Blockage Period has been cured or waived in writing, (b) the date of the repayment in full in cash of the Senior Secured Indebtedness, (c) the date that is 90 days after the commencement of a Blockage Period, (d) the end of the Non-Payment Blockage Period applicable to such Senior Secured Indebtedness Default, (e) the date on which the Senior Secured Indebtedness shall have been declared due and payable prior to its stated maturity or any holder of Senior Secured Indebtedness commences proceedings to collect any Senior Secured Indebtedness or realize upon any material part of the Collateral for any Senior Secured Indebtedness and (f) the date upon which any Insolvency Proceeding is commenced.

           "Subordinated Obligations" means any and all indebtedness (whether for principal, interest, fees, indemnifications or otherwise, but not expenses) now or hereafter

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

      owing by the Borrowers or any of their Subsidiaries under or in connection with the Second Lien Credit Agreement, the Second Lien Notes, if requested, any mortgage, guaranty or other security instrument given in connection therewith, and any letter agreement or other agreement providing for payment of fees in connection therewith.

           "Swap Agreement" means, at any date of determination, any agreement entered into by either Borrower or any of their Subsidiaries that is in full force and effect with respect to any swap, forward, future or derivative transaction, collar or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or their Subsidiaries shall be a Swap Agreement.

           "Swap Counterparty" means any party to a Swap Agreement other than Borrower or any Subsidiary of Borrower and, initially shall be BP Corporation North America Inc.

           "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

      Section 2. General. (a) Notwithstanding any provision of the Second Lien Loan Documents, the liens and security interests securing the Second Lien Indebtedness shall be subordinate and junior in all respects to all liens and security interests securing all or any part of any of the Senior Secured Indebtedness, to the extent and in the manner provided in this Agreement, and each Second Lien Lender, by acceptance thereof whether upon original issuance, transfer, assignment or exchange, agrees to be bound by the provisions of this Agreement.

            (b) Notwithstanding any provision of the Senior Secured Loan Documents, the liens and security interests securing the Senior Secured Term Loans shall be subordinate and junior to the liens and security interests securing the Senior Secured Revolving Loans.

      Section 3.  Collateral Agent Appointment, Powers, Duties and Immunities.
                  -----------------------------------------------------------

            (a) Each of the Lenders and the Swap Counterparty that is a signatory hereto hereby irrevocably appoints and authorizes Guggenheim Corporate Funding, LLC, to act as Collateral Agent under the Security Documents on the terms and conditions set forth in this Agreement and authorizes the Collateral Agent to execute and/or accept from the Loan Parties the Security Documents, in the name of and for the benefit of the Lenders, and Guggenheim Corporate Funding, LLC, hereby accepts such appointment and shall have all of the rights and obligations of the Collateral Agent hereunder and under the Security Documents.

            (b) Each Lender hereby authorizes Collateral Agent to do the following in accordance with the terms of this Agreement and the Security
Documents:

            (i) to receive all documents and items to be furnished from time to time to Collateral Agent, Senior Administrative Agent, Second Lien Administrative Agent or any Lender under the Security Documents;

            (ii) to distribute to Senior Administrative Agent and Second Lien Administrative Agent information, requests, documents, and other items received from the Loan Parties and other Persons under the Security Documents;

            (iii) to execute and deliver to Borrowers and other Persons requests, demands, notices, approvals, consents, waivers, and other communications received from Senior Administrative Agent and Second Lien Administrative Agent in connection with the Security Documents and herewith subject to the terms and conditions set forth therein and herein;

            (iv) to receive on behalf of Senior Administrative Agent and Second Lien Administrative Agent any payment of monies paid to Collateral Agent in accordance with this Agreement and the Security Documents, and to distribute to Senior Administrative Agent and/or Second Lien Administrative Agent for the account of the applicable Lenders in accordance with the terms of this Agreement such monies so received by such Senior Administrative Agent and/or Second Lien Administrative Agent;

            (v) to act on behalf of Lenders and the Swap Counterparties at the direction of Senior Administrative Agent and/or Second Lien Administrative Agent to maintain the perfection and priority of the Liens created under the Security Documents;

            (vi) subject to the terms and conditions of the Security Documents and this Agreement, to exercise on behalf of Senior Administrative Agent all Lien Enforcement Actions and, subject to the terms and conditions of this Agreement to exercise on behalf of Second Lien Administrative Agent all Lien Enforcement Actions permitted hereunder; and

            (vii) subject to the terms and conditions of the Security Documents and this Agreement, to take such other actions as may be directed by Senior Administrative Agent and/or Second Lien Administrative Agent as are reasonably incident to any powers granted to Collateral Agent hereunder.

            (c) Notwithstanding any provision to the contrary contained elsewhere herein or in any Senior Secured Loan Document, Swap Agreement or Second Lien Loan Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, Swap Counterparty or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Senior Secured Loan Document, Swap Agreement or Second Lien Loan Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Lenders and the Swap Counterparties irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any lien on or security interest in any Collateral (i) if the property subject to such lien or security interest is permitted to be sold or otherwise transferred pursuant to the Senior Secured Credit Agreement or such lien is otherwise permitted to be released pursuant to the Senior Secured Loan Documents and (ii) upon termination of and payment in full of all Senior Secured Indebtedness and Second Lien Indebtedness (other than contingent indemnification obligations).

            (d) The Collateral Agent may execute any of its duties under this Agreement or the Security Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

            (e) No Collateral Agent-Related Person shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the Security Documents or the transactions contemplated hereby and thereby including but not limited to those arising from its own negligence (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (ii) be responsible in any manner to any Lender, Swap Counterparty or participant for any recital, statement, representation or warranty made by the Loan Parties, or any officer thereof, contained herein or in the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Security Documents, or for any failure of the Loan Parties to perform their obligations hereunder or thereunder. No Collateral Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Senior Secured Loan Documents, the Second Lien Loan Documents, this Agreement, the Security Documents, or to inspect the properties, books or records of the Loan Parties.

            (f) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under the Security Documents unless it shall first receive such advice or concurrence of Senior Administrative Agent as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Security Documents in accordance with a request or consent of Senior Administrative Agent and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and Swap Counterparties.

            (g) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any "Default" or "Event of Default" under the Senior Secured Credit Agreement, the Second Lien Credit Agreement, the Security Documents or any Swap Agreement (as "Default" or "Event of Default" is defined in any of such documents) or unless the Collateral Agent shall have received written notice from the Senior Administrative Agent or Second Lien Administrative Agent, as applicable, or a Borrower, describing such "Default" or "Event of Default" and stating that such notice is a "notice of default." The Collateral Agent will notify Senior Administrative Agent and the Second Lien Administrative Agent of its receipt of any such notice. The Collateral Agent shall take such action with respect to the Collateral after any such "Default" or "Event of Default" as may be directed by Senior Administrative Agent in accordance with the terms hereof until the Senior Secured Indebtedness has been paid in full in cash and all Commitments under the Senior Secured Credit Agreement have been terminated and thereafter as directed by the Second Lien Administrative Agent in accordance with the terms of hereof. Unless and until the Collateral Agent has received any such direction, the Collateral Agent shall not be obligated to take such action with respect to such "Default" or "Event of Default". Furthermore, the Collateral Agent may (but shall not be obligated to) take action hereunder to the extent necessary to maintain insurance on the Collateral or otherwise protect the Collateral from damage or destruction.

            (h) Each Lender acknowledges that no Collateral Agent-Related Person has made any representation or warranty to it, and that no act by the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Lender as to any matter, including whether Collateral Agent-Related Persons have disclosed material information in their possession. Each Lender and Swap Counterparty represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into the Senior Secured Loan Documents or Second Lien Loan Documents, as applicable, and this Agreement and to extend credit to Borrowers under the applicable credit agreement. Each Lender and each Swap Counterparty also represents that it will, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Senior Secured Loan Documents, Swap Agreement or Second Lien Loan Documents, as applicable, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to Senior Administrative Agent or Second Lien Administrative Agent by the Collateral Agent herein, the Collateral Agent shall not have any duty or responsibility to provide any Lender or Swap Counterparty with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties which may come into the possession of any Collateral Agent-Related Person.

            (i) The Lenders shall indemnify upon demand each Collateral Agent-Related Person (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), to the extent of each Lender's Proportionate Share, and hold harmless each Collateral Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, including but not limited to those arising from its own negligence; provided, however, that no Lender shall be liable for the payment to any Collateral Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Collateral Agent-Related Person's own gross negligence or willful misconduct; provided further, however, that no action taken in accordance with the directions of Senior Administrative Agent or Second Lien Administrative Agent shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 3(i). Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorney's fees and expenses) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Security Documents to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this
Section 3(i) shall survive termination of the Senior Secured Credit Agreement and the Second Lien Credit Agreement.

            (j) Guggenheim Corporate Funding, LLC, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, enter into hedging and derivative agreements, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties as though Guggenheim Corporate Funding, LLC were not the Collateral Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Guggenheim Corporate Funding, LLC or its Affiliates may receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to the Collateral, Guggenheim Corporate Funding, LLC shall have the same rights and powers under this Agreement and the Security Documents as any other Lender and may exercise such rights and powers as though it were not the Collateral Agent, and the terms "Lender" and "Lenders" include Guggenheim Corporate Funding, LLC in its individual capacity.

            (k) Successor Collateral Agent.

            (i) The Collateral Agent may resign as Collateral Agent upon not less than 20 days' notice to the Lenders, with such resignation to take effect upon the acceptance by a successor Collateral Agent of its appointment as the Collateral Agent hereunder. In addition in the event the Collateral Agent is no longer a Lender or the Senior Administrative Agent, the Required Lenders may remove the Collateral Agent by giving written notice thereof to the Collateral Agent at least 20 days' prior to the effective date of such removal. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment in writing within 20 days after the retiring Collateral Agent's giving of notice of resignation or its removal, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent which meets the eligibility requirements of paragraph (k)(iii) below. Upon acceptance of appointment as Collateral Agent, such successor shall thereupon and forthwith succeed to and become vested with all the rights, powers and privileges, immunities and duties of the retiring Collateral Agent, the term "Collateral Agent" shall mean such successor Collateral Agent, and the retiring Collateral Agent, upon the transferring and setting over to such successor Collateral Agent all rights, moneys and other collateral held by it in its capacity as Collateral Agent, shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this paragraph (k)(i) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

            (ii) Any successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to Borrowers, the Senior Administrative Agent, the Senior Secured Lenders, the Second Lien Administrative Agent, the Second Lien Lenders and the predecessor Collateral Agent an instrument accepting such appointment, and thereupon such successor Collateral Agent, without any further act, deed, conveyance or transfer, shall become vested with the title to the Collateral, and with all the rights, powers, duties and obligations of the predecessor Collateral Agent in the trust hereunder, with like effect as if originally named as Collateral Agent herein. Upon the request of any such successor Collateral Agent, Borrowers and the predecessor Collateral Agent shall promptly execute and deliver such instruments of conveyance and further assurance reflecting terms consistent with the terms of the Senior Secured Loan Documents and the Second Lien Loan Documents then in effect and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Collateral Agent its interest in the Collateral and all such rights, powers, duties and obligations of the predecessor Collateral Agent hereunder, and the predecessor Collateral Agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral subject to the lien and security interest of this Agreement which may then be in its possession.

            (iii) Any successor Collateral Agent appointed by a retiring Collateral Agent pursuant to paragraph (k)(i) above shall be a state or national bank or trust company in good standing, organized under the laws of the United States of America or of any state, having a capital, surplus and undivided profits aggregating at least $500,000,000 and whose certificates of deposit have a Satisfactory Rating, if there be such a bank or trust company willing and able to accept the duties hereunder upon reasonable and customary terms. As used in this paragraph (k)(iii), the term "Satisfactory Rating" means, with respect to any Person, that such Person and its bank deposits or other short term credit obligations have both a short-term bank deposit rating of Prime-2 or better from Moody's Investors Service, Inc. and a short term credit obligation rating of A-3 or better from Standard and Poor's Rating Service, a division of The McGraw-Hill Companies.

            (iv) Any corporation or limited liability company into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation or limited liability company resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding.

            (l) Whenever Collateral Agent in good faith determines that it is uncertain about how to distribute any funds which it has received, or whenever Collateral Agent in good faith determines that there is any dispute among Lenders and/or Swap Counterparties about how such funds should be distributed, Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Collateral Agent is otherwise required to invest funds pending distribution to Lenders, Collateral Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Collateral Agent for distribution to Lenders and Swap Counterparties shall be held by Collateral Agent pending such distribution solely as Collateral Agent for such Lenders and Swap Counterparties, and Collateral Agent shall have no equitable title to any portion thereof except in its separate capacity as a Lender.

            (m) The Second Lien Administrative Agent and each Second Lien Lender hereby waives and agrees not to assert: (i) any right, now or hereafter existing, to require Collateral Agent or the Senior Secured Creditor to proceed against or exhaust any Collateral at any time securing the Senior Secured Indebtedness or amounts payable under any Swap Agreement, or to marshal any assets in favor of Second Lien Administrative Agent, any Second Lien Lender or any other holder of Second Lien Indebtedness or to receive notice that the Collateral Agent has elected to, or is pursuing, remedies against the Collateral; and (ii) any notice of the incurrence of Senior Secured Indebtedness, it being understood that Senior Secured Lenders may, in reliance upon these subordination provisions, make advances under the Senior Secured Loan Documents, or any other agreement, document, or instrument now or hereafter relating to the Senior Secured Indebtedness (in compliance with the terms of this Agreement), without notice to or authorization of Second Lien Administrative Agent.

            (n) For the limited purpose of perfecting the security interests of the Senior Secured Creditor and the Second Lien Creditor in those types or items of Collateral in which a security interest may only be perfected by possession or control, each of the Senior Administrative Agent and the Second Lien Administrative Agent hereby appoints the Collateral Agent as its agent and bailee for the limited purpose of possessing or controlling on its behalf any such Collateral that is in or may come into the possession of the Collateral Agent from time to time, and the Collateral Agent agrees to act as the agent and bailee for such limited purpose of perfecting the Senior Administrative Agent's and the Second Lien Administrative Agent's security interests by possession or control through an agent or bailee.

      Section 4. Collateral Accounts.
                 -------------------

            (a) The Collateral Agent shall maintain one or more accounts (the "Collateral Accounts") into which shall be deposited all amounts received by it in its capacity as the Collateral Agent, in respect of any Senior Secured Loan Document or Second Lien Loan Document, including all proceeds of Collateral. The Collateral Accounts referred to in the preceding sentence shall be established and maintained for the benefit of all Secured Parties. The Collateral Agent, for the benefit of the Agents, the Lenders and the Swap Counterparties, shall have exclusive dominion and control over the Collateral Accounts.

            (b) Prior to the delivery of Notice of Default, any amounts deposited in the Collateral Accounts shall be disbursed to the Borrowers. After the delivery of a Notice of Default, all amounts deposited in the Collateral Accounts shall be disbursed only as provided in Section 5 hereof.

     Section 5. Application of Proceeds. All amounts deposited in the Collateral Accounts shall be applied in the following order of priority:

            (i) first, to pay obligations in respect of any expense reimbursements, indemnities or other liabilities then due to any Agent until such obligations have been paid in full;

            (ii) second, to pay obligations in respect of any fees then due to any Agent or the Issuing Bank until such obligations have been paid in full;

            (iii) third, to pay interest due and unpaid in respect of the Senior Secured Revolving Loans and the reimbursement obligations with respect to any letter of credit until such interest has been paid in full; (iv) fourth, to pay (A) all amounts due and payable pursuant to the terms of any Swap Agreement, and (B) the principal outstanding on the amounts payable under Senior Secured Revolving Loans until such amounts payable under Swap Agreements and Senior Secured Revolving Loans have been paid in full;

            (v) fifth, to cash collateralize the LC Exposure under of the Senior Secured Credit Agreement;

            (vi) sixth, to pay interest due and unpaid in respect of the Senior Secured Term Loans until such interest has been paid in full;

            (vii) seventh, to pay the principal outstanding on the Senior Secured Term Loans until the Senior Secured Term Loans have been paid in full;

            (viii) eighth, to pay interest due and unpaid in respect of the Second Lien Indebtedness until such interest has been paid in full;

            (ix) ninth, to pay the principal outstanding on the Second Lien Indebtedness until the Second Lien Indebtedness has been paid in full;

            (x) tenth, to the Borrowers;

provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the obligations described in any one of the foregoing clauses (i) through (ix), the available funds being applied with respect to any such obligations referred to in such clause shall be allocated to the payment of such obligations ratably, based on the proportion of each Agent's, each Lender's, each Swap Counterparty's or the Issuing Bank's interest in the aggregate outstanding obligations described in such clause.

      Section 6. Payment Default or Acceleration. Except under circumstances when the terms of Section 9 of this Agreement are applicable, if (a) a Payment Default or Senior Indebtedness Acceleration shall have occurred and be continuing and (b) the Second Lien Lenders or the Second Lien Administrative Agent or other representative shall have received a Payment Default Notice, then neither of the Borrowers nor any Subsidiary may make, and no Second Lien Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Borrowers or any of their Subsidiaries on account of the Subordinated Obligations during the Payment Blockage Period; provided, however, that in the case of any payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period pursuant to the terms of the Second Lien Credit Agreement or the Second Lien Notes, if requested, as in effect on the date hereof or as amended consistent with the provisions of Section 15 of this Agreement, the provisions of this
Section 6 shall not prevent the making and acceptance of such payment (a "Scheduled Payment"), together with any additional default interest as is due on Second Lien Credit Agreement or the Second Lien Notes, on or after the date immediately following the termination of such Payment Blockage Period. In the event that, notwithstanding the foregoing, either of the Borrowers or any of their Subsidiaries shall make any payment or distribution to any Second Lien Lender prohibited by the foregoing provisions of this Section 6, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the Collateral Agent for application as set forth in Section 5 of this Agreement. Any Payment Default Notice shall be deemed received by the Second Lien Lenders upon the date of actual receipt by the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to Section 16 hereof of such Payment Default Notice in writing.

      Section 7. Non-Payment Default. Except under circumstances when the terms of this Section 6 or Section 9 of this Agreement are applicable, if (a) a Non-Payment Default shall have occurred and be continuing, (b) the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to Section 16 hereof shall have received a Non-Payment Default Notice, and (c) no Non-Payment Default Notice shall have been given within the 360 day period immediately preceding the giving of such Non-Payment Default Notice, then neither of the Borrowers nor any Subsidiary may make, and no Second Lien Lender shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of either of the Borrowers or any Subsidiary on account of the Subordinated Obligations during the Non-Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period pursuant to the terms of the Second Lien Loan Documents as in effect on the date hereof or as amended consistent with the requirements of
Section 15 of this Agreement, the provisions of this Section 7 shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is due on the Second Lien Notes, if any, on or after the date immediately following the termination of such Non-Payment Blockage Period. In the event that, notwithstanding the foregoing, either of the Borrowers or any Subsidiary shall make any payment or distribution to any Second Lien Lender prohibited by the foregoing provisions of this Section 7, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the Collateral Agent for application pursuant to Section 5 of this Agreement. Any Non-Payment Default Notice shall be deemed received by the Second Lien Lenders upon the date of actual receipt by the Second Lien Lenders or the Second Lien Administrative Agent or other representative of such Non-Payment Default Notice in writing.

      Section 8. Standstill. At any time that the Second Lien Lenders are not permitted to receive payments on the Subordinated Obligations pursuant to either
Section 6 or 7 of this Agreement, the Second Lien Lenders and the Second Lien Administrative Agent or other representative of the Second Lien Lenders designated hereunder will not commence any Enforcement Action relative to either of the Borrowers or any of their Subsidiaries during the Standstill Period. Upon the termination of the Standstill Period, the Second Lien Lenders may exercise all rights or remedies they may have in law or equity; provided, however, that if a Standstill Period terminates pursuant to clause (e) of the definition thereof, no Second Lien Lender and no agent or representative thereof shall exercise any remedies against, or attempt to foreclose upon, garnish, sequester or execute upon, any Property known to it as constituting Collateral (other than to file or record any judgment Liens it may have obtained against such Collateral) during the period that such Standstill Period would have been in effect but for termination pursuant to clause (e) of the definition of "Standstill Period;" provided further, that the Payment Blockage Period or the Non-Payment Blockage Period, as the case may be, if not also terminated, shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, no Standstill Period may be commenced while any other Standstill Period exists or within 180 days following the termination of any prior Standstill Period (provided that this sentence shall not relieve any Second Lien Lender of its obligation to provide notice under
Section 12 of this Agreement).

      Section 9. Insolvency; Bankruptcy; Etc. In the event of the institution of any Insolvency Proceeding relative to either of the Borrowers or any of their Subsidiaries, then:

            (a) The holders of the Senior Secured Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness and cash collateral in respect of all outstanding letters of credit and Swap Counterparties shall be entitled to receive all amounts payable under the Swap Agreements, in each case as provided pursuant to Section 5 of this Agreement, before the Second Lien Lenders are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities (other than Reorganization Securities) on account of the Subordinated Obligations.

            (b) Any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations but for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution, whether either of the Borrowers, any Subsidiary of the Borrowers, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, to the Collateral Agent for the account of the holders of Senior Secured Indebtedness and/or the Swap Counterparties, to the extent necessary to make payment in full in cash of all Senior Secured Indebtedness remaining unpaid, to fully cash collateralize all outstanding letters of credit, and to make payment of amounts payable under the Swap Agreements; provided, however, that no such delivery of any Reorganization Securities shall be made to any holders of the Senior Secured Indebtedness or to any Swap Counterparty. In the event that, notwithstanding the foregoing provisions of this Section 9, the Senior Secured Creditor or the Second Lien Creditor shall have received any such payment or distribution of any kind or character, whether in cash, Property or securities (other than Reorganization Securities), by setoff or otherwise, then and in such event such payment or distribution shall be held in trust for the benefit of, and immediately shall be paid over to, the Collateral Agent for application to the payment of all Senior Secured Indebtedness, amounts payable under Swap Agreements and Second Lien Indebtedness remaining unpaid, pursuant to the terms of Section 5 of this Agreement.

            (c) If no proof of claim is filed in any Insolvency Proceeding with respect to any Subordinated Obligations by the tenth day prior to the bar date for any such proof of claim, the Collateral Agent may, after notice to the Second Lien Lenders or the Second Lien Administrative Agent or other representative designated pursuant to Section 16 hereof, file such a proof of claim on behalf of the Second Lien Lenders, and each Second Lien Lender hereby irrevocably appoints the Collateral Agent as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Secured Indebtedness the right to vote on behalf of the Second Lien Lenders in any Insolvency Proceedings.

      Section 10. No Impairment. No right of any present or future holder of Senior Secured Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of either of the Borrowers or any Subsidiary or by any non-compliance by either of the Borrowers or any Subsidiary with the terms, provisions, and covenants of this Agreement, the Second Lien Credit Agreement or the Second Lien Notes, if any, regardless of any knowledge thereof any such Second Lien Lender may have or be otherwise charged with. The provisions of this Agreement shall be enforceable directly by the Collateral Agent, by any present or future holder of the Senior Secured Indebtedness and/or the Senior Indebtedness Representative.

      Section 11. Rights of Creditors; Subrogation. The provisions of this Agreement are for the purpose of defining the relative rights of holders of the Senior Secured Indebtedness, any Swap Counterparty, holders of Senior Secured Term Indebtedness and the Second Lien Lenders, and nothing herein shall impair, as between the Borrowers and the Guarantors and the Second Lien Lenders, the obligation of the Borrowers and the Guarantors, which are unconditional and absolute, to pay to the Second Lien Lenders the principal of the Second Lien Indebtedness and interest thereon in accordance with their terms and the provisions thereof, nor shall anything herein, except as otherwise provided in Section 8 of this Agreement, prevent the Second Lien Lenders from exercising all remedies otherwise permitted by applicable law or hereunder upon default under the Second Lien Credit Agreement or under the Second Lien Notes, if requested, (including the right to demand payment and sue for performance thereof and of the Second Lien Notes, if requested, and to accelerate the maturity thereof as provided by the terms of the Second Lien Credit Agreement or the Second Lien Notes, if requested), subject to the rights of holders of the Senior Secured Indebtedness and Swap Counterparties under this Agreement. Upon payment in full of the Senior Secured Indebtedness in cash and termination of the commitments of any holder of the Senior Secured Indebtedness to make loans or extensions of credit, expiration or termination of all letters of credit issued under the Senior Secured Credit Agreement and payment of any amounts payable under the Swap Agreements, the Second Lien Lenders shall, to the extent of any payments or distributions paid or delivered to the Collateral Agent for payment to holders of the Senior Secured Indebtedness or otherwise applied to the Senior Secured Indebtedness pursuant to the provisions of this Agreement, be subrogated to the rights of the holders of the Senior Secured Indebtedness to receive payments or distributions of assets of the Borrowers or any Guarantor made on Senior Secured Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full (and, for this purpose, no such payments or distributions paid or delivered to the Collateral Agent for payment to the holders of the Senior Secured Indebtedness and the Swap Counterparties or otherwise applied to the Senior Secured Indebtedness and any amounts payable under the Swap Agreements shall be deemed to have discharged the Subordinated Obligations), and, for the purposes of such subrogation, no payments to the Collateral Agent for payment to the holders of the Senior Secured Indebtedness and Swap Counterparties of any cash, assets, stock, or obligations to which the Second Lien Lenders would be entitled except for the provisions of this Agreement shall, as between the Borrowers and the Guarantors, any of their respective creditors (other than the holders of the Senior Secured Indebtedness and Swap Counterparties), and the Second Lien Lenders, be deemed to be a payment by either of the Borrowers or any Guarantor to or on account of Subordinated Obligations. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of an Event of Default.

      Section 12. Notice of Acceleration, Enforcement Action.
                  ------------------------------------------

            (a) Each Second Lien Lender agrees that in the event any event of default under the Second Lien Credit Agreement (or the Second Lien Notes, if any) (a "Second Lien Event of Default") shall occur, and as a result thereof, any Second Lien Lender or the Second Lien Administrative Agent or other representative of such Second Lien Lender accelerates maturity of the Second Lien Notes, if any, then such Second Lien Lender or the Second Lien Administrative Agent or other representative shall give prompt (and in any event within three (3) Business Days) notice thereof in writing to the holders of the Senior Secured Indebtedness or the Senior Secured Indebtedness Representative. Neither of the Borrowers nor any Subsidiary may pay any Second Lien Notes until ten (10) Business Days after the Senior Secured Lenders or Senior Secured Indebtedness Representative, the Second Lien Administrative Agent and the Collateral Agent receives the notice described above and, after that ten (10) Business Day period, may pay any Second Lien Notes, and the Second Lien Lenders may receive or collect such payment, only if the provisions of this Agreement do not prohibit such payment at that time.

            (b) Each Second Lien Lender agrees that in the event any Second Lien Event of Default shall occur, and as a result thereof, any Second Lien Lender or the Second Lien Administrative Agent or other representative of such Second Lien Lender intends to commence any Enforcement Action, then such Second Lien Lender or the Second Lien Administrative Agent or other representative shall first deliver notice thereof in writing to the Senior Secured Indebtedness Representative and the Collateral Agent both (i) not less than ten (10) days prior to taking any such Enforcement Action, and (ii) one (1) Business Day after such Enforcement Action is taken.

      Section 13. Reinstatement. The provisions of this Agreement shall remain in force and effect until the indefeasible payment in full in cash of all Senior Secured Indebtedness and all amounts payable under any Swap Agreement and the termination of all commitments of any holder of the Senior Secured Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of the Senior Secured Indebtedness. To the extent any payment of or distribution in respect of the Senior Secured Indebtedness or any amount payable under any Swap Agreement (whether by or on behalf of either of the Borrowers or any of their Subsidiaries, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to the Borrowers or any of their Subsidiaries or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, the Borrower or any Subsidiary or such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Secured Indebtedness or part thereof and/or payment obligation under such Swap Agreement originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred and the provisions of this Agreement shall continue to be applicable in respect of said reinstated Senior Secured Indebtedness or payment obligation under such Swap Agreement.

      Section 14. Rights of Holders of the Senior Secured Indebtedness and Swap Counterparties. The holders of the Senior Secured Indebtedness may, at any time and from time to time subject to the terms of the Senior Secured Indebtedness, without the consent of or notice to the Second Lien Lenders or the Second Lien Administrative Agent or other representative of the Second Lien Lenders, without incurring responsibility to the Second Lien Lenders and without impairing or releasing the subordination or other benefits provided in this Agreement or the obligations hereunder of the Second Lien Lenders hereunder, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, increase (but not in excess of the cap provided for in the definition of "Senior Secured Indebtedness"), alter or amend, Senior Secured Indebtedness or any instrument evidencing the same or any covenant or agreement under which Senior Secured Indebtedness is outstanding or secured or any liability of any obligor thereon; (b) instruct the Collateral Agent to sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Secured Indebtedness; (c) settle or compromise any Senior Secured Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the payment of Senior Secured Indebtedness; and (d) waive any default under Senior Secured Indebtedness and exercise or refrain from exercising any rights against either of the Borrowers, any of their Subsidiary or any other Person. The foregoing provisions are not intended to permit a change to the definition of "Senior Secured Indebtedness." Each Swap Counterparty, mutis mutandis, shall have rights with respect to the related Swap Agreement and the terms and conditions thereof in all respects equivalent to those of holders of Senior Secured Indebtedness under this Section 14 with respect to the Senior Secured Indebtedness under the Senior Secured Credit Agreement.

      Section 15. Amendments.
                  ----------

            (a) Except as set forth in this Section 15, no amendment, waiver, discharge or termination of this Agreement, any of the terms hereof or any of the definitions used in this Agreement, that would have the effect of modifying this Agreement shall be effective unless it is in writing and signed by Senior Secured Creditor and Second Lien Creditor and, to the extent applicable, any Swap Counterparty affected thereby.

            (b) No amendment of this Agreement or the definitions used in this Agreement that would have the effect of modifying this Agreement or the definitions used in this Agreement in such a way so as to adversely affect the rights of the Senior Secured Lenders or any Swap Counterparty shall be effective unless it is in writing and made with the prior written consent of the Required Senior Secured Lenders or the Senior Secured Indebtedness Representative acting at their written direction on their behalf.

            (c) No amendment of this Agreement or the definitions used in this Agreement that would have the effect of modifying this Agreement or the definitions used in this Agreement in such a way so as to adversely affect the rights of the Senior Secured Revolving Lenders shall be effective unless it is in writing and made with the prior written consent of the Required Senior Secured Revolving Lenders or the Senior Secured Indebtedness Representative acting at their written direction on their behalf.

            (d) No amendment of this Agreement or the definitions used in this Agreement that would have the effect of modifying this Agreement or the definitions used in this Agreement in such a way so as to adversely affect the rights of the Senior Secured Term Lenders shall be effective unless it is in writing and made with the prior written consent of the Required Senior Secured Term Lenders or the Senior Secured Indebtedness Representative acting at their written direction on their behalf.

            (e) No amendment of this Agreement or the definitions used in this Agreement that would have the effect of modifying this Agreement or the definitions used in this Agreement in such a way so as to adversely affect the rights of the Second Lien Lenders shall be effective unless it is in writing and made with the prior written consent of the Required Second Lien Lenders or the Second Lien Administrative Agent acting at their written direction on their behalf.

      Section 16. Identity of Second Lien Lenders for Notice Purposes. For purposes of any notice required or permitted to be given hereunder by the Collateral Agent, the holders of the Senior Secured Indebtedness or the Senior Secured Indebtedness Representative to the Second Lien Lenders, or any of them, the Collateral Agent, the holders of the Senior Secured Indebtedness and the Senior Secured Indebtedness Representative shall be entitled to rely, conclusively, on the identity and address of each Second Lien Lender as set forth in the Second Lien Loan Agreement or as otherwise set forth in the most recent notice received by the Senior

Secured Indebtedness Representative from a Second Lien Lender referring to the Second Lien Loan Agreement for purposes of providing the identity and address of each Second Lien Lender. The Second Lien Lenders agree that any notices required to be given to the Second Lien Lenders shall be effective if such notice is given to the Second Lien Administrative Agent or other representative of the Second Lien Lenders. For so long as the Subordinated Obligations are outstanding, the Second Lien Lenders agree to designate and maintain an agent or other representative for such purposes.

      Section 17. Liens.
                  -----

            (a) All Liens granted by either of the Borrowers, or any Guarantor, which at any time secure the Second Lien Credit Agreement, any Second Lien Note or any other Second Lien Loan Document are hereby made, and will at all times prior to the full payment or discharge of the Senior Secured Indebtedness and the payment in full of all amounts payable and termination of all of the Swap Agreements be, subject and subordinate to all Liens granted by either of the Borrowers or any Guarantor which at any time secure the Senior Secured Indebtedness and amounts payable under Swap Agreements, which subordination shall be effective whether or not all such Liens securing Senior Secured Indebtedness and amounts payable under Swap Agreements have been properly recorded, filed and otherwise perfected prior to all such Liens securing any Second Lien Note and regardless of the relative priority of such Liens as determined without regard to this Agreement. The mortgages included in the Senior Secured Loan Documents do (and other mortgages, security agreements and similar Senior Secured Loan Documents may) describe the indebtedness secured thereby in a manner which might include indebtedness (including amounts payable under Swap Agreements) other than the Senior Secured Indebtedness. For so long as any Second Lien Note is outstanding, as between the Second Lien Lenders and the holders of the Senior Secured Indebtedness and any Swap Counterparty, only the Senior Secured Indebtedness and amounts payable under the Swap Agreements shall be deemed to be secured by any Liens granted under the Senior Secured Loan Documents.

            (b) Each Second Lien Lender agrees that it will not initiate, join in or prosecute any claim, action or other proceeding challenging the validity or enforceability of the Senior Secured Indebtedness or any Swap Agreement or the Liens securing the Senior Secured Indebtedness and amounts payable under any Swap Agreement.

      Section 18. Purchase of the Senior Indebtedness.
                  -----------------------------------

      In the event that (i) a Payment Blockage Period or a Non-Payment Blockage Period shall have commenced pursuant to Section 6 or 7 hereof, respectively, and shall be continuing, or (ii) an event of default under the Second Lien Loan Documents shall have occurred and is continuing, regardless of whether any notice has been sent pursuant to Section 12 hereof, or (iii) if any Insolvency Proceeding has been commenced and is continuing, the Second Lien Lenders may, in their sole and absolute discretion, purchase all, but not less than all, of the Senior Secured Indebtedness from the Senior Secured Lenders by sending a notice to buy the Senior Secured Indebtedness and Liens securing same from the Senior Secured Lenders upon the following terms and conditions: (w) the Second Lien Lenders shall give written notice to the Senior Secured Lenders, informing the Senior Secured Lenders of the Second Lien Lenders
election to purchase the Senior Secured Indebtedness and Liens securing same (the purchase hereinafter called a "Purchase" and any such notice being hereinafter called a "Purchase Notice"), (x) the Second Lien Lenders shall have forty-five (45) days from the date of the Purchase Notice to consummate the purchase of the Senior Secured Indebtedness for an amount equal to 100% of the outstanding Senior Secured Indebtedness (including, without limitation, principal, interest, fees, and expenses (reimbursable under the Senior Secured Loan Documents) outstanding on the date of the purchase, (y) if based upon the receipt of a Payment Default Notice or a Non-Payment Default Notice, as the case may be, said Purchase shall not occur (at Senior Secured Lenders' election) if all events of default that precipitated the delivery of the Payment Default Notice or the Non-Payment Default Notice have been waived or cured prior to the consummation of the Purchase, and (z) upon receipt of payment with respect to the Purchase as described above, the Senior Secured Lenders shall execute an assignment of the Senior Secured Indebtedness and Liens securing same to the Second Lien Lenders without recourse and without representation or warranty (either express or implied), other than to the effect that the Senior Secured Lenders at the closing of the Purchase have sold or assigned the Senior Secured Indebtedness and Liens securing same to the Second Lien Lenders and the amount of the Senior Secured Indebtedness. Contemporaneously with the consummation of the Purchase, the Borrowers and the Guarantors shall acknowledge such assignment and shall do all things necessary to give full force and effect thereto.

      Section 19. Legend.
                  ------

            (a) Each Second Lien Note shall be conspicuously inscribed with a legend substantially in the form and substance as follows:

           PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT DATED AS OF NOVEMBER 14, 2005 BY AND AMONG QUEST RESOURCE CORPORATION AND QUEST CHEROKEE, LLC, GUGGENHEIM CORPORATE FUNDING, LLC, AS SENIOR SECURED ADMINISTRATIVE AGENT UNDER THE TERMS OF THE SENIOR SECURED CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2005, ON ITS OWN BEHALF AND ON BEHALF OF THE SENIOR SECURED LENDERS PARTIES THERETO, GUGGENHEIM CORPORATE FUNDING, LLC, AS SECOND LIEN ADMINISTRATIVE AGENT, UNDER THE TERMS OF THE SECOND LIEN TERM LOAN AGREEMENT DATED AS OF NOVEMBER 14, 2005, ON ITS OWN BEHALF AND ON BEHALF OF THE SECOND LIEN LENDERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR SECURED INDEBTEDNESS AND ALL AMOUNTS PAYABLE UNDER ANY SWAP AGREEMENT, THE PROVISIONS OF WHICH INTERCREDITOR AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

            (b) The Borrowers and each Second Lien Lender or the Second Lien Administrative Agent or other representative of the Second Lien Lenders shall cause each mortgage, security agreement and other instrument securing all or any part of the Subordinated

Obligations to be conspicuously inscribed with a legend substantially in the form and substance as follows:

           ALL LIENS GRANTED BY THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT DATED AS OF NOVEMBER 14, 2005 BY AND AMONG QUEST RESOURCE CORPORATION AND QUEST CHEROKEE, LLC, GUGGENHEIM CORPORATE FUNDING, LLC, AS ADMINISTRATIVE AGENT UNDER THE TERMS OF THE SENIOR CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2005, ON ITS OWN BEHALF AND ON BEHALF OF SENIOR SECURED LENDERS PARTIES THERETO, GUGGENHEIM CORPORATE FUNDING, LLC, ADMINISTRATIVE AGENT UNDER THE TERMS OF THE SECOND LIEN TERM LOAN AGREEMENT DATED AS OF NOVEMBER 14, 2005, ON ITS OWN BEHALF AND ON BEHALF OF THE SECOND LIEN LENDERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR TO ALL LIENS GRANTED BY GRANTOR TO SECURE THE SENIOR SECURED INDEBTEDNESS REGARDLESS OF THE RELATIVE PRIORITY OF SUCH LIENS AS DETERMINED WITHOUT REGARD TO SUCH INTERCREDITOR AGREEMENT, THE PROVISIONS OF WHICH INTERCREDITOR AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

      Section 20. Representations and Warranties. Each of the parties hereto hereby represents and warrants that (a) it has full power, authority and legal right to make and perform this Agreement, and (b) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      Section 21. Successors and Assigns. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon, and inure to the benefit of the successors and assigns of Senior Secured Creditor, any Swap Counterparty, Second Lien Creditor, Borrowers and Guarantors regardless of whether Senior Secured Creditor, Second Lien Creditor or Guarantors comply with the provisions of Section 12(b) of the Senior Secured Credit Agreement.

      Section 22. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING THE CONFLICTS OF LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PARTIES HERETO CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK. SERVICE OF PROCESS ON ANY OF THE PARTIES HERETO IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE, EFFECTIVE

IF MAILED TO SUCH PARTY AT THE ADDRESS LISTED IN SECTION 23 OF THIS AGREEMENT.

      Section 23. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration, or other communication shall be in writing (including by facsimile) and shall be deemed to have been duly given and received, for purposes hereof, when delivered by hand or three days after being deposited in the mail, postage prepaid, certified, return receipt requested, or, in the case of facsimile notice, when sent, answer back received, in each case, addressed as follows:

If to Borrower:       Quest Resources Corporation
                      ___________________________
                      ___________________________
                      Attn: _____________________
                      Telecopy No: ______________

With a Copy to:       ___________________________
                      ___________________________
                      ___________________________
                      Attn: _____________________
                      Telecopy No: ______________

If to Guarantors:     To each of them
                      c/o Quest Resources Corporation
                      ___________________________
                      Attn: _____________________
                      Telecopy No: ______________

With a Copy to:       ___________________________
                      ___________________________
                      ___________________________
                      Attn: _____________________
                      Telecopy No: ______________

If to Senior Secured
 Creditor:            Guggenheim Corporate Funding, LLC
                      135 East 57th Street
                      New York, New York  10018
                      Attn:  Tony Minella
                      Telecopy No.:_______________
with a copy to:        Sidley Austin Brown & Wood LLP
                       787 Seventh Avenue
                       New York, New York  10019
                       Attn:  Myles Pollin, Esq.
                            Jack I. Kantrowitz, Esq.
                       Telecopy No.:  (212) 839-5599

If to Second Lien
 Creditor:             Guggenheim Corporate Funding, LLC
                       135 East 57th Street
                       New York, New York  10018
                       Attn:  Tony Minella
                       Telecopy No.:_____________

with a copy to:        Sidley Austin Brown & Wood LLP
                       787 Seventh Avenue
                       New York, New York  10019
                       Attn: Myles Pollin, Esq.
                             Jack I. Kantrowitz, Esq.
                       Telecopy No.:  (212) 839-5599

If to the Initial
 Swap Counterparty:    BP Corporation North America Inc.
                       ___________________________
                       ___________________________
                       Attn: _____________________
                       Telecopy No: ______________


or at such address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      Section 24. Further Assurances. Second Lien Creditor hereby covenants and agrees to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as Senior Secured Creditor may from time to time reasonably request to effect the provisions of this Agreement. Second Lien Creditor hereby agrees to make reference in all Second Lien Loan Documents to its obligations under this Agreement.

      Section 25. Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each party hereto. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

      Section 26. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

      Section 27. Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

      Section 28. Revival. Second Lien Creditor further agrees that, to the extent that any Loan Party makes a payment or payments to Senior Secured Creditor, which payment or payments or any parts thereof are subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or required to be repaid to a debtor in possession, a trustee, a receiver or any other party under Title 11, United States Code, any state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as a part of the obligations of the Loan Parties under the Senior Secured Indebtedness as if such payment had not been made, and shall be subject in all respects to the provisions in favor of Senior Secured Creditor hereunder.

      Section 29. Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the Security Instruments and agrees that it is charged with notice and knowledge of the terms of this Agreement and the Security Instruments; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions, and effects of this Agreement; that it has independently made its own analysis of the financial condition of the Borrower and the Guarantors and their assets including, without limitation, their Collateral; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the Security Instruments on the basis that the party had no notice or knowledge of such provision or that the provision is not "conspicuous."

      Section 30. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE FEDERAL AND STATE LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY

JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

      Section 31. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 32. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures given by facsimile or other electronic transmission shall be binding and effective as originals.

                   [Balance of page left blank intentionally.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.

                                  BORROWERS:

                                  QUEST RESOURCES CORPORATION



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------



                                  QUEST CHEROKEE, LLC



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------




SIGNATURE PAGE - SUBORDINATION AND INTERCREDITOR AGREEMENT

                                  GUARANTOR:

                                  STP CHEROKEE, INC.,



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------


SIGNATURE PAGE - SUBORDINATION AND INTERCREDITOR AGREEMENT

                                 GUARANTOR:

                                 QUEST OIL & GAS CORPORATION

                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------


SIGNATURE PAGE - SUBORDINATION AND INTERCREDITOR AGREEMENT

                                  GUARANTOR:

                                  QUEST ENERGY SERVICE, INC.


                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------


SIGNATURE PAGE - SUBORDINATION AND INTERCREDITOR AGREEMENT

                                  GUARANTOR:

                                  PONDEROSA GAS PIPELINE COMPANY, INC.



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------

                                  GUARANTOR:

                                  PRODUCERS SERVICE, INCORPORATED



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------

                                  GUARANTOR:

                                  J-W GAS GATHERING, LLC



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer
                                          ------------------------

                                  GUARANTOR:

                                  BLUESTEM PIPELINE, LLC



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer of
                                          the Sole Member
                                          ------------------------

                                  GUARANTOR:

                                  QUEST CHEROKEE OILFIELD SERVICE, LLC



                                  By:   /s/ Jerry D. Cash
                                       ---------------------------
                                  Name:   Jerry D. Cash
                                         -------------------------
                                  Title:  Chief Executive Officer of
                                          the Sole Member
                                          ------------------------

                                  SENIOR SECURED CREDITOR:

                                  GUGGENHEIM CORPORATE FUNDING, LLC,
                                  as Administrative Agent


                                  By:   /s/ Todd L. Boehly
                                       ---------------------------
                                  Name:   Todd L. Boehly
                                         -------------------------
                                  Title:  Managing Director
                                          ------------------------



                                  SECOND LIEN CREDITOR:

                                  GUGGENHEIM CORPORATE FUNDING, LLC,
                                  as Administrative Agent


                                  By:   /s/ Todd L. Boehly
                                       ---------------------------
                                  Name:   Todd L. Boehly
                                         -------------------------
                                  Title:  Managing Director
                                          ------------------------

                                  SWAP COUNTERPARTY:



                                  BP CORPORATION NORTH AMERICA INC.,
                                  as Swap Counterparty

                                  By:   /s/ David Knapp
                                       ---------------------------
                                  Name:   David Knapp
                                         -------------------------
                                  Title:  Trade Control Mgr.
                                          ------------------------